                                                                    EXHIBIT 10.1

                                 AMENDMENT NO. 3
                         TO CREDIT AGREEMENT AND WAIVER



         THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT AND WAIVER (this "Amendment") is entered into as of November 14, 2001 among LA PETITE ACADEMY, INC., a Delaware corporation (the "Borrower"), LPA HOLDING CORP., a Delaware corporation ("Holdings"), the Lenders party thereto, BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), as Administrative Agent, Documentation Agent and Collateral Agent for the Lenders and as Issuing Bank and Swingline Lender (collectively, in such capacities, the "Administrative Agent"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, formerly The Chase Manhattan Bank, as Syndication Agent (in such capacity, the "Syndication Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).


                                    RECITALS

         WHEREAS, the Borrower, Holdings, the Lenders, the Administrative Agent and the Syndication Agent entered into that certain Credit Agreement, dated as of May 11, 1998 (as previously amended and modified by Amendment No. 1, dated as of December 13, 1999, and Amendment No. 2, dated as of June 29, 2000, and as otherwise amended or modified from time to time, the "Credit Agreement");

         WHEREAS, Events of Default exist under the Credit Agreement as a result of the failure of the Borrower to comply with the terms of (a) Sections 6.13,
6.14 and 6.15 of the Credit Agreement for the fourth fiscal quarter of 2001 which ended June 30, 2001 (the "June 2001 Defaults"); (b) Sections 6.13, 6.14 and 6.15 of the Credit Agreement for the first fiscal quarter of 2002 which ended closest to September 30, 2001 (the "September 2001 Defaults"); (c) Sections 5.01(a), 5.01(c), 5.01(d), 5.01(e) and 5.01(f) of the Credit Agreement, solely with respect to the financial statements and other related documents that have not been delivered to the Administrative Agent prior to the date hereof (the "Information Defaults"); and (d) Section 5.01(g) and 5.10 of the Credit Agreement, solely with respect to the failure of the Borrower to timely file 2001 fiscal year end financial statements with the Securities and Exchange Commission (the "SEC Reporting Default"; together with the June 2001 Defaults, the September 2001 Defaults and the Information Defaults, collectively, the "Existing Defaults");

         WHEREAS, Holdings intends to issue, in one or more issuances, equity securities to one or more of its stockholders (including LPA Investment LLC, a Delaware limited liability company ("LPA Investment")) in consideration of an aggregate amount of at least $4,250,000 in cash;

         WHEREAS, one or more stockholders of Holdings (including LPA Investment) will commit to purchase additional equity securities of Holdings in an aggregate amount equal to at least $10,750,000 in cash;

         WHEREAS, the Borrower has requested that the Lenders waive the Existing Defaults and that the Lenders agree to modify certain terms of the Credit Agreement;

         WHEREAS, the Required Lenders are willing to provide a waiver of the Existing Defaults, based upon and subject to the terms and conditions specified in this Amendment; and

         WHEREAS, the Required Lenders and the Loan Parties have agreed to modify the Credit Agreement as more fully set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    AGREEMENT

                                    SECTION 1
                              REAFFIRMATION/WAIVER

         1.1 Reaffirmation of Existing Debt and Liens. The Borrower acknowledges and confirms that: (a) as of the date hereof, the outstanding principal amount of Revolving Loans and issued Letters of Credit is $24,036,234.05 and the outstanding principal amount of Term Loans is $37,000,000,(b) the Lenders have a Lien on all Collateral and the Collateral is not subject to any Lien other than those specifically permitted under the Loan Documents, (c) the Maturity Date is May 11, 2005, at which time all obligations under the Loan Documents will be due and payable in full if not accelerated sooner pursuant to the terms of the Credit Agreement, (d) the Borrower's obligation to repay the outstanding principal amount of the Loans and to reimburse the Issuing Bank for any drawing on a Letter of Credit is unconditional and, as of the date hereof, is not subject to any offsets, defenses or counterclaims, (e) the Administrative Agent and the Lenders have performed fully all of their respective obligations to the Loan Parties under the Credit Agreement and the other Loan Documents, and (f) by entering into this Amendment, the Lenders party hereto do not waive, modify or release (except as specifically set forth herein) any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or applicable law or any of the obligations of the Loan Parties thereunder.

         1.2      Waiver.

         (a) The Borrower acknowledges the existence and continuation of the Existing Defaults. The Required Lenders hereby waive the Existing Defaults subject to the following terms and conditions: (i) the Leverage Ratio shall not be in excess of 6.50 to 1.00 as of the fiscal quarters ending on June 30, 2001 and closest to September 30, 2001; (ii) the Consolidated Fixed

Charge Coverage Ratio (as defined prior to the effective date of this Amendment) shall not be less than .92 to 1.00 as of the fiscal quarter ending on June 30, 2001 and shall not be less than 1.00 to 1.00 as of the fiscal quarter ending closest to September 30, 2001; (iii) Consolidated EBITDA shall not be less than $32,000,000 for the four fiscal quarter period ending on June 30, 2001 and shall not be less than $5,750,000 for the one fiscal quarter period ending closest to September 30, 2001; and (iv) the requirements set forth in Section 3.1 shall be satisfied, or otherwise waived by the Required Lenders.

         (b) Except for the specific waiver set forth above, nothing contained herein shall be deemed to constitute a waiver of (i) any rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under applicable law or (ii) the Loan Parties' obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement and the other Loan Documents not specifically waived.

         The specific waiver set forth herein is a one-time waiver and shall be effective only in this specific instance, and shall not obligate the Lenders to waive any Default or Event of Default other than the Existing Defaults, now existing or hereafter arising.


                                    SECTION 2
                         AMENDMENTS TO CREDIT AGREEMENT

         2.1      Existing Definitions.

         (a) Applicable Rate. The pricing grid contained in the definition of "Applicable Rate" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                                                                     Commitment
                                                ABR     Eurodollar      Fee
  Pricing Level        Leverage Ratio:        Spread     Spread         Rate
  -------------        --------------         ------     ------         ----
   Category I          Greater than or         3.25%     4.25%       0.750%
                           equal to
                          5.0 to 1.0
   Category II           Greater than or       3.00%     4.00%       0.750%
                             equal to
                          4.5 to 1.0 and
                       less than 5.0 to 1.0
   Category III          Greater than or       2.50%     3.50%       0.500%
                             equal to
                          4.0 to 1.0 and
                       less than 4.5 to 1.0
   Category            Less than 4.0 to 1.0    2.00%     3.00%       0.500%
      IV



         (b) Change of Control. Clause (a)(i) of the definition of "Change of Control" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                   (i) Investor or an entity controlled by Sponsor or Investor ceases to be the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of at least 51% of the capital stock or other equity interests of Holdings ordinarily having the right to vote at an election of directors;

         (c) Consolidated EBITDA. The definition of "Consolidated EBITDA" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Net Income for such period, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation, amortization and other non-cash charges or losses for such period, (e) (i) all fees, costs and expenses to be paid by the Loan Parties (including, but not limited to, the fees, costs and expenses to be reimbursed by the Loan Parties to the Administrative Agent and the Lenders) in connection with the negotiation, execution and delivery of Amendment No. 3 and the fees, costs and expenses of any consultants or advisors required by the Required Lenders to be engaged pursuant to the terms thereof and (ii) all fees, costs and expenses associated with the New Equity Issuance and Equity Commitment (including, but not limited to, legal fees) ((i) and (ii) collectively referred to as the "Amendment No. 3 Expenses"); and (f) non-cash expenses resulting from the grant of stock options to any director, officer or employee of Holdings, the Borrower or any Subsidiary pursuant to a written plan or agreement, all as determined on a consolidated basis with respect to Holdings, the Borrower and the Subsidiaries in accordance with GAAP.

         (d) Consolidated EBITDAR. The definition of "Consolidated EBITDAR" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Consolidated EBITDAR" means, for any period, the sum of (a) Consolidated EBITDA for such period plus (b) Consolidated Lease Expense for such period.

         (e) Consolidated Fixed Charges. The definition of "Consolidated Fixed Charges" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Consolidated Fixed Charges" means, with respect to any period, the sum (without duplication) of (a) Consolidated Lease Expense (excluding interest expense, if any, associated with Capital Lease Obligations) for such period plus (b) Consolidated Interest Expense (excluding interest expense, if any, incurred as a result of the incurrence of Amendment No. 3 Expenses) for such period plus (c) scheduled principal payments of

         Indebtedness made by the Borrower or any Subsidiary to any person other than the Borrower or any wholly owned Subsidiary of the Borrower during such period plus (d) cash dividends paid by Holdings during such period (less the amount of any Indebtedness incurred by Holdings or any of its subsidiaries to fund such dividends) on the Preferred Stock after the fifth anniversary of the Effective Date as permitted under this Agreement.

         (f) Consolidated Fixed Charge Coverage Ratio. The definition of "Consolidated Fixed Charge Coverage Ratio" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of (a) Consolidated EBITDAR for such period minus Capital Expenditures (excluding Capital Expenditures to the extent financed by third parties) made during such period to (b) Consolidated Fixed Charges for such period; provided that, for the purpose of calculating this definition, $5,000,000 shall be added to EBITDAR for each of the fiscal quarters ending September 30, 2001, December 31, 2001, March 31, 2002 and June 30, 2002.

         (g)      LIBO Rate. The definition of "LIBO Rate" set forth in Section
1.01 of the Credit Agreement is amended by adding the following sentence at the end of such definition:

                  Notwithstanding anything to the contrary contained herein, at no time shall the LIBO Rate equal an amount less than 2.50% per annum.

         (h) Leverage Ratio. The definition of "Leverage Ratio" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Leverage Ratio" means, as of the last day of each fiscal quarter for the four quarter period ending on such date, the ratio of
         (a) Total Debt as of the last day of such period to (b) Consolidated EBITDA for such period, all as determined on a consolidated basis in accordance with GAAP.

         (i) Prepayment Event. A new clause (c)(iv) is added to the definition of "Prepayment Event" set forth in Section 1.01 of the Credit Agreement to read as follows:

                  or (iv) the New Equity Issuance, any equity securities issued pursuant to the Equity Commitment or the contribution of any proceeds thereof to the Borrower;

         2.2 New Definitions. Section 1.01 of the Credit Agreement is amended to add, in the appropriate alphabetical order, the following new definitions:

                  "Amendment No. 3" means that certain Amendment No. 3 to Credit Agreement and Waiver dated as of November 14, 2001 among the Borrower, Holdings and the Lenders party thereto.

                  "Equity Commitment" means the commitment by one or more stockholders of Holdings (including LPA Investment) to purchase equity securities of Holdings in an aggregate amount equal to at least $10,750,000 in excess of the New Equity Issuance pursuant to the Securities Purchase Agreement and the other Transaction Documents.

                  "LPA Investment" means LPA Investment, LLC, a Delaware limited liability company.

                  "Morgan Guarantee" means the Guarantee issued by J.P. Morgan Partners (23A SBIC), LLC, a Delaware limited liability company, on November 15, 2001 in favor of the Lenders.

                  "New Equity Issuance" means the issuance by Holdings, in one or more issuances, of equity securities to one or more of its stockholders (including LPA Investment) in consideration of an aggregate amount of at least $4,250,000 pursuant to the Initial Closings (as defined in the Securities Purchase Agreement).

                  "Securities Purchase Agreement" means the Securities Purchase Agreement of even effective date with Amendment No. 3 among Holdings, LPA Investment and the other signatories thereto from time to time.

                  "Transaction Documents" has the meaning given to such term in the Securities Purchase Agreement.


         2.3 Default Rate of Interest. Section 2.13(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (c) Notwithstanding the foregoing, upon the occurrence, and during the continuation of an Event of Default, the principal of and, to the extent permitted by law, interest on, the Loans and any other amounts owing hereunder or under the other Loan Documents shall bear interest, payable on demand, at a per annum rate equal to two percent (2%) plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate applicable to ABR Revolving Loans plus two percent (2%) per annum).

         2.4 Equity Commitment. A new Section 5.16 is added to the Credit Agreement to read as follows:

                  SECTION 5.16. The Borrower shall take such action as is necessary to maintain the Equity Commitment and to keep the Transaction Documents in full force and effect and enforce its rights thereunder.

         2.5 Indebtedness; Certain Equity Securities. Section 6.01(c) of the Credit Agreement is amended and restated to read as follows:

         (c) Neither Holdings nor the Borrower will, nor will it permit any of its Subsidiaries to, issue any preferred stock (other than (a) the currently outstanding preferred stock of Holdings and the preferred stock of Holdings to be issued in connection with the New Equity Issuance and the Equity Commitment and (b) any preferred stock issued by Holdings which is not Disqualified Stock (as defined in the Senior Unsecured Notes Indenture)) or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock.

         2.6 Acquisitions. Section 6.04(a)(ii) of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (ii) with the prior written consent of the Required Lenders, Permitted Acquisitions;

         2.7 Asset Sales. Section 6.05(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (d) with the prior written consent of the Required Lenders, sales, transfers and dispositions of other assets (including, without limitation, assets constituting Collateral) and are not otherwise permitted by any other clause of this Section,

         2.8 Restricted Payments; Certain Payments of Indebtedness. Section 6.08(a)(v) of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (v) with the prior written consent of the Required Lenders, the proceeds of which shall be applied by Holdings to pay in cash scheduled dividends on the Preferred Stock in accordance with its terms, provided that such Restricted Payments shall not exceed in any quarterly period the amounts scheduled with respect to the Preferred Stock for such quarter.

         2.9 Amendment of Material Documents. Section 6.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  SECTION 6.11. Amendment of Material Documents. Except for amendments and modifications to the Certificate of Incorporation of Holdings in connection with the New Equity Issuance and the Transaction Documents (a) Holdings and the Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (i) their respective certificates of incorporation, by-laws or other organizational documents, (ii) the Management Agreement, (iii) the Merger Agreement, (iv) the Certificate of Designations, (v) the Senior Unsecured Notes or the Senior Unsecured Notes Indenture or (vi) the Stockholders Agreement, in each case other than amendments, modifications or waivers that would not reasonably be expected to adversely affect the interests of the Lenders.

         2.10 Capital Expenditures. Section 6.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  SECTION 6.12. Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures made by Holdings, the Borrower and their Subsidiaries in any four fiscal quarter period to exceed the sum of (a) the amount of depreciation of Holdings, the Borrower and their Subsidiaries on a consolidated basis (as determined in accordance with GAAP) during such period plus (b) 20% of Consolidated EBITDA for such period.

         2.11 Leverage Ratio. Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:


                  SECTION 6.13.  Leverage Ratio.

                  (a) The Borrower will not permit the Leverage Ratio, as of the last day of any fiscal quarter ending closest to the date set forth below, to be in excess of the ratio set forth opposite such date:

                   Quarter Ending Closest To:         Maximum Ratio
                   -------------------------          -------------
                   December 31, 2001                  6.25 to 1.00
                   March 31, 2002                     6.00 to 1.00
                   June 30, 2002                      5.75 to 1.00
                   September 30, 2002                 5.75 to 1.00
                   December 31, 2002                  5.75 to 1.00
                   March 31, 2003                     5.375 to 1.00
                   June 30, 2003                      5.125 to 1.00
                   September 30, 2003                 4.85 to 1.00
                   December 31, 2003                  4.75 to 1.00
                   March 31, 2004                     4.50 to 1.00
                   June 30, 2004                      4.25 to 1.00
                   September 30, 2004                 4.00 to 1.00
                   December 31, 2004                  3.50 to 1.00
                   March 31, 2005 and thereafter      3.50 to 1.00

         2.12 Consolidated Fixed Charge Coverage Ratio. Section 6.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  SECTION 6.14. Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth opposite such period:

                   Period:                            Maximum Ratio
                   For the two fiscal quarter period




                   ending closest to
                   December 31, 2001                            1.00 to 1.0

                   For the three fiscal quarter
                   period ending closest to
                   March 31, 2002                               1.00 to 1.0

                   For the four fiscal quarter
                   period ending closest to
                   June 30, 2002 and the last day of
                   each calendar quarter thereafter
                   to and including March 31, 2003              1.00 to 1.0

                   For the four fiscal quarter period
                   ending closest to June 30, 2003
                   and the last day of each calendar
                   quarter thereafter to and including
                   March 31, 2004                               1.05 to 1.0

                   For the four fiscal quarter period
                   ending closest to June 30, 2004
                   and thereafter                              1.10 to 1.0


         2.13 Minimum Consolidated EBITDA. Section 6.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  SECTION 6.15. Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any period set forth below to be less than the amount set forth below opposite such period:

                                                                Minimum
                                                                Consolidated
                       Period:                                  EBITDA

                       For the two fiscal quarter period
                       ending closest to
                       December 31, 2001                        $12,250,000

                       For the three fiscal quarter
                       period ending closest to
                       March 31, 2002                           $24,500,000

                       For the four fiscal quarter
                       period ending closest to
                       June 30, 2000 and the last

                       day of each calendar quarter
                       thereafter to and including
                       December 31, 2002                        $34,500,000

                       For the four fiscal quarter
                       period ending closest to
                       March 31, 2003 and for each
                       four fiscal quarter period ending
                       thereafter                               $37,000,000

         2.14 Management Fees. A new Section 6.17 is added to the Credit Agreement to read as follows:


                  SECTION 6.17 Management and Other Fees. Without the prior written consent of the Required Lenders, Holdings and the Borrower will not, nor will it permit any of its Subsidiaries to, pay or accrue any fees to the Sponsor or any of its Affiliates pursuant to any Management Agreement or otherwise; provided that the Sponsor may be reimbursed for reasonable out-of-pocket expenses actually incurred and paid by the Sponsor on behalf of Holdings, the Borrower and their Subsidiaries and which are customarily reimbursed in the financial advisory services industry (excluding, however, any fees and expenses incurred to perform any administrative or management functions which are typically performed by officers, directors and employees of companies similar to Holdings, the Borrower and its Subsidiaries).

         2.15 Equity Documents. A new Section 6.18 is added to the Credit Agreement to read as follows:


                  SECTION 6.18 Equity Documents. The Borrower will not permit any of the Transaction Documents to be modified or amended without the prior written consent of the Required Lenders.

         2.16     Events of Default.

         (a) Clause (e) of Article VII of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in Section 5.01 (other than Section 5.01(h)) and such failure shall continue unremedied for a period of five Business Days or any Loan Party shall fail to observe or perform any other covenant or agreement contained in any Loan Document (other than those specified in clause (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof is given from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

         (b) Article VII of the Credit Agreement is amended by adding the word "or" at end of clause (n) of Article VII and adding a new clause (o) to read as follows:

                  (o) Holdings has not received proceeds from the Equity Commitment equal to at least $10,750,000 on or prior to May 14, 2002; provided, however, that notwithstanding anything to contrary contained herein, the occurrence of the default described in this clause (o) shall not entitle the Lenders to terminate the Commitments or declare the Loans then outstanding to be due and payable in whole or in part (except to the extent necessary to apply any payments made under the Morgan Guarantee to reduce the outstanding principal balance of the Term Loans, such payments to be applied in reverse order of maturity) unless the Lenders shall have first requested payment under the Morgan Guarantee, in writing, and the Lenders shall not have received full payment thereunder within 3 Business Days following such request;

         (c) The last paragraph of Article VII is hereby amended by replacing the phrase "the Administrative Agent may, and at the request of the Required Lenders shall," with the phrase "and at the direction of the Required Lenders the Administrative Agent shall,".

         2.17 Successors and Assigns. Section 9.04(b)(i) of the Credit Agreement is amended to add the following clause to the end thereof:

                  provided, however, that the consent of the Borrower shall not be required during the existence of an Event of Default,

         2.18     Amended Schedules. Schedules 1.01(a), 3.05, 3.06, 3.07, 3.12,
3.13, 6.01, 6.02, 6.09 and 6.10 to the Credit Agreement attached hereto as Exhibit A have been delivered by the Borrower and will replace the corresponding schedules in the Credit Agreement upon written approval of the Required Lenders.


                                    SECTION 3
                              CONDITIONS PRECEDENT

         3.1 Conditions Precedent. This Amendment shall not be effective until the following conditions have been satisfied (or waived by the Required Lenders):

                  (a) Documentation. Receipt by the Administrative Agent of counterparts of this Amendment executed by each of the Loan Parties and the Required Lenders.

                  (b) Authority. Receipt by the Administrative Agent of a certificate of the secretary of each of the Borrower, Holdings and the Subsidiary Loan Parties certifying as to resolutions or authorization of the Board of Directors approving and adopting this Amendment and the transactions contemplated herein and authorizing the execution, delivery and performance hereof.

                  (c) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and the state of its chief executive office and principal place of business.

                  (d) Incumbency. An incumbency certificate of each Loan Party and J.P. Morgan Partners (23A SBIC), LLC, a Delaware limited liability company (JPMP"), certified by a secretary of such Loan Party or JPMP, as applicable, to be true and correct as of the date hereof.

                  (e) Opinions. Receipt by the Administrative Agent of an opinion or opinions from counsel to the Loan Parties relating to this Amendment and the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the date hereof.

                  (f) Schedules to Loan Documents. Receipt by the Administrative Agent of (i) revised Schedules 1.01(a), 3.05, 3.06, 3.07, 3.12, 3.13,
         6.01, 6.02, 6.09 and 6.10 to the Credit Agreement, (ii) revised Schedules I and II to the Pledge Agreement and (iii) revised Schedules I, II, III, IV and V to the Security Agreement.

                  (g) Collateral. Receipt by the Administrative Agent of duly executed (i) Uniform Commercial Code financing statements (or amendments thereto), (ii) patent/ trademark/copyright filings, (iii) Mortgages (or amendments thereto) and (iv) such other documentation, policies or opinions with respect to the Collateral as may be reasonably requested on or prior to the date hereof by the Required Lenders in order to perfect and protect the Lenders' security interest in the Collateral.

                  (h) Fees and Expenses. The payment by the Borrower of (i) an amendment fee to each Lender who duly executes and delivers this Amendment on or before 12:00 p.m., Eastern Time, on November 15, 2001 of fifty basis points (0.50%) of its aggregate Commitments and (ii) an arrangement fee to Highland Capital Management, L.P. in an amount equal to $300,000.

                  (i) Transaction Documents. Holdings shall have entered into documentation evidencing the Equity Commitment in an amount equal to at least $10,750,000 in the aggregate (to be used for general working capital and liquidity needs) in form and substance reasonably satisfactory to the Required Lenders. The Administrative Agent shall have received a copy, certified by an officer of Holdings as true and complete, of each Equity Commitment Document as originally executed and delivered, together with all exhibits and schedules thereto.

                  (j) Management Fees. The Sponsor shall have acknowledged and agreed in writing that it will not accept fees from the Borrower, Holdings or their Subsidiaries except as permitted pursuant to the terms of the new Section 6.17 to the Credit Agreement.

                  (k) New Equity Issuance. The transactions contemplated by the New Equity Issuance shall have been consummated by LPA Investment and Holdings shall have received, in immediately available funds from such investment by LPA Investment at least $3,400,000. The New Equity Issuance shall have been consummated on terms reasonably acceptable to the Required Lenders.

                  (l) Morgan Guarantee. JPMP shall have executed and delivered the Morgan Guarantee, in form and substance satisfactory to the Required Lenders.

         3.2  Condition Subsequent.

                  (a) This Amendment shall be void ab initio and of no further force and effect if Holdings shall not have received, on or prior to the fortieth day following the effectiveness of this Amendment, an additional amount, in immediately available funds, from the proceeds of the New Entity Issuance which, when added to the amount received by Holdings pursuant to Section 3.1(k) of this Amendment, will equal at least $4,250,000.

                  (b) This Amendment shall be void ab initio and of no further force and effect if the Borrower shall not have paid prior to the later of (x) two Business Days following receipt by the Borrower of an invoice for payment and (y) November 19, 2002 (i) all out-of-pocket expenses incurred to date by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other transactions contemplated herein, and in connection with the Credit Agreement including, without limitation, the legal fees and expenses of Moore & Van Allen, PLLC, counsel to the Administrative Agent, and (ii) all out-of-pocket expenses incurred to date by KZH - Highland 2 LLC, Pamco Cayman LTD and SRV - Highland, Inc. (together with any other Lender managed by or affiliated with Highland Capital Management, L.P., the "Highland Lenders") in connection with the negotiation, preparation, execution and delivery of this Amendment and the other transactions contemplated herein, including without limitation the legal fees and expenses of Haynes and Boone, L.L.P.


                                    SECTION 4
                                  MISCELLANEOUS

         4.1 Ratification of Credit Agreement. The terms "Credit Agreement" and "Agreement" as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

         4.2 Authority/Enforceability. Each of the Loan Parties, the Administrative Agent and the Lenders party hereto represents and warrants as follows:

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

         4.3 Representation and Warranties. Each of the Borrower and Holdings represents and warrants to the Lenders that:

                  (a) the representations and warranties of the Borrower and Holdings set forth in Article III of the Credit Agreement qualified as to materiality are true and correct as of the date hereof and those not so qualified are true and correct in all material respects as of the date hereof, except, in each case, for those that specifically relate to an earlier date;

                  (b) no event has occurred and is continuing which constitutes a Default or an Event of Default (other than as specifically waived hereby); and

                  (c) The Security Documents create a valid security interest in, and Lien upon, the Collateral.

         4.4 Financial Consultant; other Professionals. Upon the request of the Required Lenders, the Administrative Agent shall retain a financial consultant, attorneys or other professionals to advise the Lenders, such financial consultant, attorneys or other professionals to be approved by the Required Lenders. The Borrower acknowledges and agrees that, upon the request of the Required Lenders, it will grant access to its senior officers and to its books and records, during the normal business hours of the Borrower, to such financial consultant and that it will be responsible for such financial consultant's fees and reasonable expenses; provided that if no Default or Event of Default exists, the Borrower shall not be responsible for fees and expenses of such financial consultant in excess of $150,000 in the aggregate. If a Default or Event of Default (other than the Existing Defaults) shall exist, it is understood and agreed that the Borrower shall be responsible for all fees and expenses of such financial consultant. Upon the request of the Required Lenders the Borrower will forward $75,000 as an initial retainer to be used for the fees and expenses of such financial consultant and that the Borrower will replenish such retainer from time to time, as necessary, upon request of the Required Lenders. The Borrower hereby agress to pay promptly upon demand all reasonable out-of-pocket expenses incurred by any Highland Lender, including the reasonable fees and expenses of counsel for the Highland Lenders, in connection with the administration of the Loan Documents or any amendments or modifications thereof and the enforcement or protection of its rights in connection with the Loan Documents, including any such fees and expenses incurred during any workout, restructuring or negotiations in respect thereof. Notwithstanding anything to the contrary contained herein, the Highland Lenders shall not be reimbursed for fees or expenses associated with the administration of the Loan Documents to the extent such administrative services were performed by, or are in the process of being performed by, the Administrative Agent.

         4.5 General Release. In consideration of the Required Lenders entering into this Amendment, the Loan Parties hereby release the Administrative Agent, the Lenders, and the Administrative Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof.

         4.6 Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered if requested.

         4.7 Further Assurances. The Borrower agrees to promptly take such action, upon the reasonable request of the Required Lenders, as is reasonably necessary to carry out the intent of this Amendment, the Security Documents and the Loan Documents, including, but not limited to, such actions as are necessary to ensure that the Lenders have a perfected security interest in the Collateral subject to no Liens other than the Liens permitted by Section 6.02 of the Credit Agreement.

         4.8 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                  [remainder of page intentionally left blank]

                                 Signature Page
                 Amendment No. 3 to Credit Agreement and Waiver
                             La Petite Academy, Inc.



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers or attorneys-in-fact as of the day and year first above written.


BORROWER:                       LA PETITE ACADEMY INC.


                                By:   /s/ Jeffrey Fletcher
                                   -----------------------------
                                   Name: Jeffrey Fletcher
                                   Title: Secretary and Chief Financial Officer


HOLDINGS:                       LPA HOLDING CORP.


                                By:   /s/ Jeffrey Fletcher
                                   -----------------------------
                                   Name: Jeffrey Fletcher
                                   Title:  Secretary and Chief Financial Officer

                                 Signature Page
                 Amendment No. 3 to Credit Agreement and Waiver
                             La Petite Academy, Inc.


         Each of the undersigned are unconditional guarantors of all obligations of the Borrower under the Loan Documents and acknowledge and agree that (a) this Amendment does not modify or waive any of its obligations under the Loan Documents, including the Guarantee Agreements and (b) all Liens granted by it to support its obligations remain in full force and effect.


                             LPA HOLDING CORP.


                             By:   /s/ Jeffrey Fletcher
                                   -----------------------------
                                   Name:   Jeffrey Fletcher
                                   Title:  Secretary and Chief Financial Officer




                             LPA SERVICES, INC.


                             By:   /s/ Jeffrey Fletcher
                                   -----------------------------
                                   Name:   Jeffrey Fletcher
                                   Title:  Secretary and Chief Financial Officer





                              BRIGHT START, INC.


                              By:  /s/ Jeffrey Fletcher
                                   -----------------------------
                                   Name:   Jeffrey Fletcher
                                   Title:  Secretary and Chief Financial Officer

                                 Signature Page
                 Amendment No. 3 to Credit Agreement and Waiver
                             La Petite Academy, Inc.

LENDERS:                       BANK OF AMERICA, N.A. (formerly
                               NationsBank, N.A.)


                               By:   /s/ James W. Ford
                                  --------------------------------------
                                  Name:  James W. Ford
                                  Title: Managing Director


                               JPMORGAN CHASE BANK (formerly The Chase
                               Manhattan Bank)


                               By:   /s/ Michael Lister
                                  -----------------------------
                                  Name:  Michael Lister
                                  Title: Vice President


                               PB CAPITAL CORPORATION (formerly BHF
                               (USA) Capital Corporation)


                               By:   /s/ Steven Alexander
                                  -----------------------------
                                  Name:  Steven Alexander
                                  Title: Associate


                               MERCANTILE BANK NATIONAL
                               ASSOCIATION


                               By:   /s/
                                  --------------------------------------
                                  Name:
                                  Title:


                               ML CBO IV CAYMAN


                               By:   /s/ James Dondero
                                  -----------------------------
                                  Name:  James Dondero
                                  Title: President

                                 Signature Page
                 Amendment No. 3 to Credit Agreement and Waiver
                             La Petite Academy, Inc.




                               HIGHLAND LEGACY, LTD


                               By:   /s/ James Dondero
                                  -----------------------------
                                  Names: James Dondero
                                  Title: President



                               PAMCO CAYMAN LTD

                               By:  Highland Capital Management, L.P. as
                                    Collateral Manager


                               By:   /s/ James Dondero
                                  -----------------------------
                                  Names: James Dondero
                                  Title: President



                               KZH HIGHLAND-2 LLC


                               By:   /s/ Susan Lee
                                  --------------------------------------
                                  Names: Susan Lee
                                  Title: Authorized Agent